EXHIBIT INDEX


(d)(2)    Flexible Premium Variable Life Insurance Policy Endorsement
          (VUL IV-NY).

(k)       Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)(1)    Calculations of Illustrations for VUL III-NY.

(m)(2)    Calculations of Illustrations for VUL IV-NY/VUL IV ES-NY.

(n)(1) Consent of Independent Auditors for VUL IV-NY/VUL IV ES-NY dated April 25, 2003.

(n)(2)    Consent of Independent Auditors for VUL III-NY dated April 25, 2003.


(r)(1) Power of Attorney to sign amendments to this Registration Statement dated April 17, 2003.